Exhibit 10.2
Lone No. 68890396
INTERCREDITOR AGREEMENT
          THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June 22, 2010 is made among Solar Tax Partners 1, LLC, a California limited liability company (“Borrower”), Umpqua Lender, an Oregon corporation (“Lender”), Solar Power, Inc., a California corporation (“Creditor”) and HEK Partners, LLC, a California limited liability company (“Maker”).
RECITALS
     A. Creditor and Borrower are parties to that certain Engineering, Procurement and Construction Agreement dated September 30, 2009 (the “EPC”), pursuant to which Creditor constructed and delivered to Borrower a photovoltaic solar generating facility (the “Generating Facility”). In consideration for the construction of the Generating Facility, Borrower agreed to pay certain sums to Creditor.
     B. Maker is the manager of Borrower. As part of Maker’s capital contribution to Borrower, Maker agreed to assume a portion of Borrower’s obligations to Creditor under the EPC. Maker’s obligation to Creditor in this regard is evidenced by a Promissory Note dated December 22, 2009 in the original principal amount of Three Million Six Hundred Thirty Thousand One Hundred Sixty-Four and 00/100 Dollars ($3,630,164.00) (the “Subordinated Note”). The Subordinated Note is unsecured. In connection with Creditor’s acceptance of the Subordinated Note from Maker, Creditor has executed and delivered a release of a portion of Borrower’s payment obligations to Creditor under the EPC pursuant to Section 8.10 of the Amended and Restated Operating Agreement of Borrower.
     C. Borrower and Lender are parties to a Loan Agreement dated as of June _, 2010 (as it may be amended, modified, renewed, extended or replaced from time to time, the “Senior Loan Agreement”), pursuant to which Lender has agreed to extend a loan in the original principal amount of Nine Million Nine Hundred Fifty Thousand and 00/100 Dollars ($9,950,000.00) to Borrower (the “Senior Loan”). The Senior Loan is also evidenced by a Promissory Note of even date with the Senior Loan Agreement in the original principal amount of Nine Million Nine Hundred Fifty Thousand and 00/100 Dollars ($9,950,000.00) (the “Senior Note”).
     D. It is a condition to Lender’s willingness to make the Senior Loan and to accept the Senior Note that Creditor execute and deliver this Agreement to provide for the subordination of Maker’s obligations to Creditor under the Subordinated Note to the payment and performance of Borrower’s obligations to Creditor under the Senior Note and the other Senior Loan Documents. Upon the terms and subject to the conditions set forth in this Agreement, Creditor has agreed to the subordination of Borrower’s indebtedness to it. Creditor will derive substantial direct and indirect value from Lender’s making the Loan to Borrower, in that Loan funds will be applied by Borrower to pay a portion of the indebtedness owed by Borrower to Creditor under the EPC.
     Whereupon, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
     (a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “Creditor Collateral” means any property now existing or hereafter acquired (including any property of Borrower) which may at any time be or become subject to a security interest, lien, charge or encumbrance of any kind (collectively, a “Lien”) in favor of any Creditor securing payment and performance of the Subordinated Debt.
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     “Senior Debt” means all indebtedness, liabilities and other obligations of Borrower to Lender, whether created under, arising out of or in connection with the Senior Loan Documents or otherwise, including all interest accrued thereon, all fees (including attorneys fees) due under the Senior Loan Documents and all other amounts payable by Borrower to Lender thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.
     “Senior Loan Documents” means the Senior Loan Agreement, the Senior Note and all other contracts, agreements, instruments and other documents (including all amendments, modifications and supplements thereto) executed and delivered in connection with the Senior Loan at any time.
     “Subordinated Debt” means all indebtedness, liabilities and other obligations of Maker to Creditor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all principal on the Subordinated Note, all interest accrued thereon, all fees and all other amounts payable by Maker to Creditor under or in connection with the Subordinated Note and any other documents or instruments related thereto.
     “Subordinated Debt Payment” means any payment or distribution by or on behalf of Maker, directly or indirectly, of assets of Maker of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt.
     (b) Interpretation. In this Agreement, except to the extent the context otherwise requires:
          (i) Any reference in this Agreement to an Article, a Section, a Schedule or an Exhibit is a reference to an article hereof, a section hereof, a schedule hereto or an exhibit hereto, respectively, and to a subsection hereof or a clause hereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.
          (ii) The words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.
          (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.
          (iv) The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.
          (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.
          (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.
          (vii) The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.
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SECTION 2. Agreement of Subordination.
     (a) Subordination to Payment of Senior Debt. All payments on account of the Subordinated Debt shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Senior Debt.
     (b) Subordination of Liens. The Subordinated Debt is, and at all times shall remain, unsecured. In the event, however, that Creditor acquires or obtains a Lien of any kind on any Creditor Collateral, then all Liens of any Creditor on any Creditor Collateral shall be subject, subordinate and junior in all respects and at all times to the Liens now or hereafter existing of Lender therein, regardless of the time or order of attachment or perfection of such Liens, the time or order of filing of financing statements, the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other Liens, or any other circumstances whatsoever.
SECTION 3. Payments on Subordinated Debt.
     (a) Permitted Payments. Prior to the occurrence of any Event of Default (as defined in the Senior Loan Documents),Maker may make, and Creditor shall be entitled to accept and receive, only regularly scheduled payments on account of principal of and interest on the Subordinated Debt, in accordance with the terms of the Subordinated Note. Maker shall in no event make, and Creditor shall in no event accept or receive, any prepayments on account of the Subordinated Debt.
     (b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured by Borrower or waived by Lender, Maker shall not make, and Creditor shall not accept or receive, any Subordinated Debt Payment.
SECTION 4. Subordination of Remedies. As long as any Senior Debt shall remain outstanding and unpaid, Creditor shall not, without the prior written consent of Lender:
     (a) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of any of the Subordinated Note; or
     (b) exercise any rights under or with respect to (i) any guaranties of the Subordinated Debt, or (ii) any Creditor Collateral, including causing or compelling the pledge or delivery of any Creditor Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Creditor Collateral, notifying any account debtors of Maker or Borrower, or asserting any claim or interest in any insurance with respect to Creditor Collateral, or attempt to do any of the foregoing; or
     (c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of Creditor to Maker or Borrower against any of the Subordinated Debt; or
     (d) commence, or cause to be commenced, or join with any creditor other than Lender in commencing, any Bankruptcy, insolvency or receivership proceeding against Maker or Borrower; or
     (e) assert that any default by Maker with respect to the Subordinated Debt has the effect of reviving or reinstating any obligations of Borrower to Creditor under the EPC.
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SECTION 5. Payment Over to Lender. In the event that, notwithstanding the provisions of Sections 3 and 4, any Subordinated Debt Payment shall be received by a Creditor in contravention of such Sections 3 and 4 before all Senior Debt is paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of Lender and shall be paid over or delivered to Lender for application to the payment in full in cash or cash equivalents of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3 and 4, after giving effect to any concurrent payments or distributions to Lender in respect of the Senior Debt.
SECTION 6. Representations and Warranties. Creditor represents and warrants to Lender that:
     (a) Organization and Powers. Creditor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.
     (b) Authorization; No Conflict. The execution, delivery and performance by Creditor of this Agreement has been duly authorized by all necessary action of Creditor and do not and will not contravene the terms of the articles of incorporation or bylaws under which Creditor was formed and is operating. The execution, delivery and performance by each Creditor of this Agreement do not and will not (i) result in a breach of or constitute a default under any indenture or loan or any other agreement, lease or instrument to which Creditor is a party or by which it or its properties may be bound or affected, or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Creditor.
     (c) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms.
     (d) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by Creditor of this Agreement.
     (e) No Prior Assignment. Creditor has not previously assigned any interest in the Subordinated Debt or any Creditor Collateral; no person or entity other than Creditor owns an interest in the Subordinated Debt or Creditor Collateral (whether as joint holders of the Subordinated Debt, participants or otherwise); and the entire Subordinated Debt is owing only to Creditor.
     (f) Independent Investigation. The Creditor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and Maker and of all other matters pertaining to this Agreement and further acknowledges that it is not relying in any manner upon any representation or statement of Lender with respect thereto. The Creditor represents and warrants that it is aware of the terms of the Senior Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and Maker and any other matters pertinent hereto or thereto that Creditor may desire. The Creditor is not relying upon or expecting Lender to furnish to Creditor any information now or hereafter in Lender’s possession concerning the financial condition of Borrower or Maker, or any other matter.
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SECTION 7. Certain Agreements of Creditor.
     (a) Not Third Party Beneficiaries. The Creditor understands that there may be various agreements between Lender and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agree that it is not a third party beneficiary of such agreements and that Lender shall have no obligation to Creditor or any other person or entity to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.
     (b) No Interference. The Creditor acknowledges that Borrower has granted Lender a security interest in certain of Borrower’s assets and agrees not to interfere with or in any manner oppose a disposition of any collateral by Lender in accordance with applicable law.
     (c) Reliance by Lender. The Creditor acknowledges and agrees that Lender will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Senior Loan Agreement and extending the Senior Loan.
     (d) Waivers. The Creditor waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshalling of assets.
     (e) Obligations of Creditor Not Affected. The Creditor agrees that at any time and from time to time, without notice to or the consent of Creditor, without incurring responsibility to Creditor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Lender hereunder:
          (i) the time for Borrower’s performance of or compliance with any of its agreements contained in the Senior Loan Agreement or any other Loan Document may be extended or such performance or compliance may be waived by Lender;
          (ii) the agreements of Borrower with respect to the Senior Loan Documents may from time to time be modified by Borrower and Lender for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of Borrower and Lender thereunder;
          (iii) the manner, place or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be increased or renewed in whole or in part;
          (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by Borrower and Lender;
          (v) any collateral may be sold, exchanged, released or substituted and any Lien in favor of Lender may be terminated, subordinated or fail to be perfected or become unperfected;
          (vi) any person or entity liable in any manner for Senior Debt may be discharged, released or substituted; and
          (vii) all other rights against Borrower, any other person or entity or with respect to any collateral may be exercised (or Lender may waive or refrain from exercising such rights).
     (f) Rights of Lender Not to Be Impaired. No right of Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by Borrower or Lender hereunder or under or in connection with the other Senior Loan
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Documents or by any noncompliance by Borrower with the terms and provisions and covenants herein or in any other Senior Loan Document, regardless of any knowledge thereof Lender may have or otherwise be charged with.
     (g) Financial Condition of Borrower and Maker. The Creditor shall not have any right to require Lender to obtain or disclose any information with respect to: (i) the financial condition or character of Borrower or Maker or the ability of Borrower to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Lender or any other person or entity; or (vi) any other matter, fact or occurrence whatsoever.
SECTION 8. Subrogation.
     (a) Subrogation. Until the payment and performance in full of all Senior Debt, Creditor shall not have, and shall not directly or indirectly exercise, rights, if any, that it may acquire by way of subrogation under this Agreement, by any payment or distribution to Lender hereunder or otherwise. Upon the payment and performance in full of all Senior Debt, Creditor shall be subrogated to the rights of Lender to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to Lender of any cash, property or securities to which Creditor would be entitled except for the provisions of Section 3 or 4 shall, as among Borrower, its Creditor (other than Lender) and Creditor, be deemed to be a payment by Borrower to or on account of the Senior Debt.
     (b) Payments Over to Creditor. If any payment or distribution to which Creditor would otherwise have been entitled but for the provisions of Section 3 or 4 shall have been applied pursuant to the provisions of Section 3 or 4 to the payment of all amounts payable under the Senior Debt, Creditor shall be entitled to receive from Lender any payments or distributions received by Lender in excess of the amount sufficient to pay in full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to Lender, Lender shall promptly remit such excess to Creditor for the benefit of Creditor and Creditor shall then promptly apply such amounts in accordance with the terms of the Subordinated Note.
SECTION 9. Continuing Agreement; Reinstatement.
     (a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon Creditor until payment and performance in full of the Senior Debt and termination of Lender’s obligations under the Senior Loan Agreement. The subordinations, agreements and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Borrower.
     (b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of Borrower shall be rescinded or must otherwise be restored by Lender.
SECTION 10. Payments. The Creditor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars and in same day or immediately available funds, to Lender at its office located at One Capitol Mall, Suite 600, Sacramento, California 95814, or to such other office of Lender as Lender from time to time shall designate in a written notice to Creditor.
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SECTION 11. Transfer of Subordinated Debt. The Creditor may not assign or transfer its rights and obligations under the Subordinated Note or any interest in the Subordinated Debt or Creditor Collateral without the prior written consent of Lender, and any such transferee or assignee, as a condition to acquiring the Subordinated Note or interest in the Subordinated Debt or Creditor Collateral shall agree to be bound hereby, in form satisfactory to Lender.
SECTION 12. Amendments of Subordinated Debt. Neither Maker nor Creditor shall, without the prior written consent of Lender, agree to or permit any amendment, modification or waiver of any material provisions of the Subordinated Note or any other agreement relating to any Subordinated Debt (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Subordinated Debt) if the effect of such amendment, modification or waiver is to: (i) increase the interest rate on the Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to Borrower or any subsidiary; or (iv) otherwise increase the obligations of Maker in respect of the Subordinated Debt or confer additional rights upon Creditor which individually or in the aggregate would be adverse to Borrower, Maker or Lender.
SECTION 13. Obligations of Maker Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights against Borrower and Maker of Creditor, on the one hand, and Lender, on the other hand. Nothing contained in this Agreement shall impair, as between Maker and Creditor, the obligation of Maker to pay the principal of or interest on the Subordinated Note and its other obligations with respect to the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof.
SECTION 14. Endorsement of Subordinated Note; Further Assurances and Additional Acts.
     (a) Endorsement of Subordinated Note. At the request of Lender, the Subordinated Note and all other documents and instruments evidencing any of the Subordinated Debt shall be endorsed with a legend noting that the Subordinated Note and such other documents and instruments are subject to this Agreement, and Creditor shall promptly deliver to Lender evidence of the same.
     (b) Further Assurances and Additional Acts. Each of Creditor, Maker and Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, financing statements, documents and assurances, and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Lender with evidence of the foregoing satisfactory in form and substance to Lender.
SECTION 15. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent or delivered at or to the address or facsimile number of the respective party or parties set forth below, or at or to such other address or facsimile number as such party or parties shall have designated in a written notice to the other party or parties. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, postage prepaid; and (iii) if sent by facsimile transmission, when sent.
Intercreditor Agreement
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To Lender:	Umpqua Bank
Attn: Ed Jensen
One Capitol Mall, Suite 600
Sacramento, CA 95814
Facsimile: (916) 556-1570

With a copy to:	Kraft Opich, LLP
7509 Madison Avenue, Suite 111
Citrus Heights, CA 95610
Attention: Martha Evensen Opich
Facsimile: (916) 880-3045

To Borrower	Solar Tax Partners 1, LLC
1838 15th Street
San Francisco, CA 94103
Facsimile: (415) 512-9277

With a copy to:	Greystone Renewable Energy Fund 2008-A LLC
152 West 57th Street, 60th Floor
New York, NY 10019
Attn: Steven Shoukry
Facsimile: (212) 649-9701

And:	Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661
Attn:
Facsimile: (916) 649-9701

To Maker:	HEK Partners, LLC
1838 15th Street
San Francisco, CA 94103

With a copy to:	Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661
Facsimile: (916) 649-9701

To Creditor:	Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661
Attn:
Facsimile: (916) 649-9701

With a copy to:	Weintraub Genshlea Chediak
400 Capitol Mall, Suite 1100
Sacramento, CA 95814
Attn: David C. Adams
Facsimile: (916) 446-1611
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SECTION 16. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.
SECTION 17. Costs and Expenses.
     (a) Payments by Borrower. Borrower agrees to pay to Lender on demand the reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof.
     (b) Payments by Borrower and Creditor. Each of Borrower and Creditor jointly and severally agrees to pay to Lender on demand all costs and expenses of Lender, and the fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by Lender as a result of any failure by Creditor to perform or observe its obligations contained in this Agreement.
SECTION 18. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid. Without limiting the generality of the foregoing, the obligations of Borrower and Creditor under Section 17 shall survive the satisfaction of the Senior Debt and the termination of the line of credit.
SECTION 19. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.
SECTION 20. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Borrower, each Creditor and Lender and its respective successors and assigns.
SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California.
SECTION 22. Dispute Resolution.
     (a) Jury Trial Waiver. Borrower waives any right to trial by jury with respect to any action or proceeding relating to the Loan or the Loan Documents, or any understandings or prior dealings between the parties.
THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE INDEBTEDNESS, AND ANY OF
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THE LOAN DOCUMENTS, OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.
Initials:                      [Insert initials of parties].
     (b) Judicial Reference Provision.
          (i) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
          (ii) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Loan or this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Bank Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Bank Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court").
          (iii) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
          (iv) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
          (v) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
          (vi) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All
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disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
          (vii) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
          (viii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding, which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP §644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
          (ix) If the enabling legislation, which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
          (x) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THE LOAN OR THIS AGREEMENT, OR THE OTHER BANK DOCUMENTS.
     Initials:                      [Insert initials of parties].
SECTION 23. Entire Agreement; Amendments and Waivers.
     (a) Entire Agreement. This Agreement constitutes the entire agreement of Borrower, Maker, Lender and Creditor with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Agreement.
Intercreditor Agreement
HEK Note

Lone No. 68890396
     (b) Amendments and Waivers. This Agreement may not be amended except by a writing signed by Borrower, Maker, Creditor and Lender. No waiver of any rights of Lender under any provision of this Agreement or consent to any departure by Creditor, Maker or Borrower therefrom shall be effective unless in writing and signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 24. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and the Subordinated Note or any other document or instrument relating to the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.
SECTION 25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.
SECTION 26. Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to Lender, Maker, Creditor, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against Lender merely because of Lender’s involvement in the preparation thereof.
SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
SECTION 28. Termination of Agreement. Upon payment and performance in full of the Senior Debt and the termination of the line of credit thereunder, this Agreement shall terminate and Lender shall promptly execute and deliver to Borrower. Maker and Creditor such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of Borrower and Creditor under Section 17 shall survive such termination.
(Signatures begin on the following page)
Intercreditor Agreement
HEK Note

Lone No. 68890396
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
BORROWER:
Solar Tax Partners 1, LLC, a California limited liability company

By:	HEK Partners, LLC, a California limited liability company
Its:	Managing Member

	By:	/s/ William Hedden
WILLIAM HEDDEN, Manager

	By:	/s/ Steven Kay
STEVEN KAY, Manager

	By:	/s/ Stephen C. Kircher
STEPHEN C. KIRCHER, Manager

MAKER:

HEK Partners, LLC, a California limited liability company

By:	/s/ William Hedden

WILLIAM HEDDEN, Manager

By:	/s/ Steven Kay

STEVEN KAY, Manager

By:	/s/ Stephen C. Kircher

STEPHEN C. KIRCHER, Manager

CREDITOR:

Solar Power, Inc.,
a California corporation

By:	/s/ Stephen C. Kircher

Its:	CEO

LENDER:

Umpqua Bank,
an Oregon corporation

By:	/s/ Ed Jensen

Ed Jensen
Senior Vice President